UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 7, 2017
CAPITAL BANK FINANCIAL CORP.
(Exact name of Registrant as specified in charter)
Delaware (State or other jurisdiction of incorporation)	001-35655 (Commission File Number)	27-1454759 (IRS Employer Identification No.)
4725 Piedmont Row Drive, Suite 110 Charlotte, North Carolina (Address of principal executive office)	28210 (Zip Code)

Registrant's telephone number, including area code:  (704) 554-5901
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On September 7, 2017, Capital Bank Financial Corp., a Delaware corporation ("Capital Bank Financial"), held a special meeting of stockholders (the "Special Meeting") to consider certain proposals related to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 3, 2017, by and among First Horizon National Corporation ("First Horizon"), Capital Bank Financial and Firestone Sub, Inc. ("Merger Sub"), which provides for, among other things and subject to the terms and conditions set forth therein, Merger Sub to  merge with and into Capital Bank Financial and then with and into First Horizon, with First Horizon as the surviving corporation in the mergers.
Each of the three proposals considered at the Special Meeting (as described below) was approved by the requisite vote of the Company's stockholders.
As of July 24, 2017 , the record date for the Special Meeting, there were 35,456,768 shares of Class A voting common stock of Capital Bank Financial outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 29,930,154 shares Class A voting common stock of Capital Bank Financial, representing approximately 84.41% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.
At the Special Meeting, the following proposals were considered:
(1) The proposal to adopt the Merger Agreement (the "Merger Agreement Proposal");
(2) The proposal to approve, by advisory (non-binding) vote, certain compensation that may be paid or become payable to Capital Bank Financial's named executive officers in connection with the merger (the "Merger-Related Compensation Proposal"); and
(3) The proposal for adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement the ("Adjournment Proposal").
The final voting results for each proposal are described below.  For more information on each of these proposals, see Capital Bank Financial's definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 31, 2017.
1.	Merger Agreement Proposal:

Votes Cast For		Votes Cast Against
Number	% of Votes Outstanding	Number	% of Votes Outstanding	Abstain	Broker Non-Votes
28,906,767	81.53%	738,282	2.08%	285,105	—

2.	Merger-Related Compensation Proposal:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
16,580,789	55.40%	13,059,562	43.63%	289,798	—

3.	Adjournment Proposal:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
26,996,134	90.20%	2,644,496	8.84%	289,523	—

With respect to the Adjournment Proposal, although sufficient votes would have been received for the proposal to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Capital Bank Financial Corp.
(Registrant)

Date: September 7, 2017	By:	/s/ Vince Lichtenberger
Name: Vince Lichtenberger
Title: Executive Vice President, General Counsel & Secretary